Registration No. 333-114384
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    --------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------

                         NATIONAL PENN BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                                    --------


 Pennsylvania                        6021                       23-2215075
-------------                  ------------------               ----------
(State or other               (Primary Standard              (I.R.S. Employer
jurisdiction of           Industrial Classification No.)     Identification No.)
incorporation or
                                 organization)

                        Reading and Philadelphia Avenues
                               Boyertown, PA 19512
                                 (610) 367-6001
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    --------


                                Wayne R. Weidner
                      Chairman and Chief Executive Officer
                         National Penn Bancshares, Inc.
                        Reading and Philadelphia Avenues
                               Boyertown, PA 19512
                                 (610) 367-6001
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    --------

                        Copies of all communications to:

       Jay W. Waldman                                  David W. Swartz
       Mary Alice Busby                                Stevens & Lee, P.C.
       Ellsworth, Carlton,                             111 North Sixth Street
       Mixell & Waldman, P.C.                          P.O. Box 679
       1105 Berkshire Blvd., Suite 320                 Reading, PA 19603-0679
       Wyomissing, PA  19610                           (610) 478-2184
       (610) 374-1135


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

         Pursuant to Registration Statement No. 333-114384 on Form S-4, National Penn Bancshares, Inc., a Pennsylvania corporation, registered 3,204,470 shares of its common stock, without par value, and associated stock purchase rights, issuable pursuant to an Agreement between the Registrant and Peoples First, Inc. dated as of December 17, 2003, which Agreement provided for the merger of Peoples First, Inc. with and into National Penn Bancshares, Inc., with National Penn Bancshares, Inc. surviving the merger. The Registrant hereby removes from registration 90,021 shares of its common stock, and associated stock purchase rights, that remain unissued after completion of the merger.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on this 19th day of August, 2004.


                                                 NATIONAL PENN BANCSHARES, INC.
                                                 (Registrant)


August 19, 2004
                                                 /s/ Wayne R. Weidner
                                                 -----------------------
                                                 Wayne R. Weidner
                                                 Chairman and
                                                 Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:




Signature                                            Title                            Date
---------                                            -----                            -----


/s/ Gary L. Rhoads                                   Treasurer and              August 19, 2004
-------------------                                  Principal Accounting
Gary L. Rhoads                                       and Financial Officer


/s/ John H. Body *                                   Director                   August 19, 2004
------------------
John H. Body


/s/ J. Ralph Borneman, Jr. *                         Director                   August 19, 2004
---------------------------
J. Ralph Borneman, Jr.


----------------------------                         Director
Fred D. Hafer


/s/ Frederick P. Krott *                             Director                   August 19, 2004
------------------------
Frederick P. Krott


/s/ Patricia L. Langiotti *                          Director                   August 19, 2004
---------------------------
Patricia L. Langiotti



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



/s/ Kenneth A. Longacre *                            Director                   August 19, 2004
-------------------------
Kenneth A. Longacre


----------------------------                         Director
George C. Mason


/s/ Glenn E. Moyer *                                 Director                   August 19, 2004
--------------------
Glenn E. Moyer


/s/ Alexander Rankin *                               Director                   August 19, 2004
--------------------
Alexander Rankin


/s/ Robert E. Rigg *                                 Director                   August 19, 2004
--------------------
Robert E. Rigg


/s/ C. Robert Roth *                                 Director                   August 19, 2004
--------------------
C. Robert Roth


/s/ Donald P. Worthington *                          Director                   August 19, 2004
---------------------------
Donald P. Worthington


/s/ Wayne R. Weidner                                 Director, Chairman and     August 19, 2004
--------------------                                 Chief Executive Officer
Wayne R. Weidner                                     (Principal Executive Officer)




* By /s/ Wayne R. Weidner
     --------------------
      Wayne R. Weidner
      Attorney-in-Fact





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